EXHIBIT 23

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            Consent of Independent Registered Public Accounting Firm


We have issued our Auditors' report, dated March 25, 2011, accompanying the audited consolidated financial statements for the years ended December 31, 2010 and 2009 of Flexible Solutions International Inc. We hereby consent to the use of the aforementioned report in the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.



                                          Chartered Accountants

                                          /s/ Meyers Norris Penny LLP

Burnaby, BC, Canada
August 16, 2011


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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of Flexible Solutions International Inc. on Form S-8 whereby the Company, as well as certain shareholders of the Company, propose to sell up to 945,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                Very Truly Yours,

                                HART & TRINEN, L.L.P.


                                By /s/ William T. Hart
                                   -------------------------
                                   William T. Hart


Denver, Colorado
August 11, 2011



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